Exhibit 15.2

May 6, 2021

AirNet Technology Inc.
Suite 301 No. 26
Dongzhimenwai Street
Dongcheng District, Beijing 100027
People's Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview”, insofar as they purport to describe the provisions of PRC laws and regulations, in AirNet Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference into the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 of AirNet Technology Inc. of the summary of our opinions under the headings of “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview”. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Sincerely Yours,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices